UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2007

Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	File No. 001-13595 (Commission File Number)	13-3668641 (IRS Employer Identification No.)

1900 Polaris Parkway
Columbus, OH 43240
__________________________________________
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: 614 438 4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 9, 2007, Mr. John Macomber retired from the Board of Directors of Mettler-Toledo International Inc. (the “Company").

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2007, the Board of Directors approved amendments to the Company’s By-Laws. Article I, Section 7 of the By-Laws was amended to change the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections.

Under the new standard, each director shall be elected by the affirmative vote of a majority of the votes cast with respect to the director, provided that if the number of nominees exceeds the number of directors to be elected, directors shall be elected by the affirmative vote of a plurality of the votes cast. Votes cast shall include votes for, against or to withhold authority for a director. An abstention or broker non-vote shall not count as a vote cast with respect to a director. If an incumbent director fails to be reelected by a majority vote when such vote is required and offers to resign, and if that resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier accepted resignation or removal. If a director’s resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy, or may decrease the size of the Board of Directors, in each case pursuant to the provisions of Sections 1 and 2 of Article II of the By-Laws.

The amendments to the By-Laws are effective February 8, 2007. The amended Article I, Section 7 of the By-Laws is included as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the By-Law amendment referred to in Item 5.03 of this Form 8-K, the Board approved amendments to the Company’s corporate governance guidelines on February 8, 2007. The guidelines were amended to provide that the Board nominate for election or re-election as directors only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as directors, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they are nominated for re-election and (ii) Board acceptance of such resignation. In addition, it is the policy of the Board to fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with the guidelines.

The corporate governance guidelines were also amended to set out the Board’s expectation that a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. Pursuant to the guidelines, the Board will act on an expedited basis to determine whether to accept the director’s resignation, and will publicly disclose its decision within 90 days after the results of election are certified. The director whose resignation is under consideration will abstain from participating in any decision regarding that resignation. The Board may consider any factor it deems relevant in deciding whether to accept a director’s resignation. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualified.

The Board also amended the corporate governance guidelines to include the criteria used by the Board to evaluate directors’ independence, namely: (i) independence under the rules of the New York Stock Exchange; and (ii) no relationships with the company (other than as a director or shareholder) or only immaterial relationships. The Board has determined that the following types of relationships are categorically immaterial: “Commercial business relationships where METTLER TOLEDO buys from or sells to companies where directors serve as employees, or where their immediate family members serve as executive officers, and where the annual purchases or sales are less than the greater of $1 million or 2% of either company's consolidated gross revenues.”

The amendments to the corporate governance guidelines are effective February 8, 2007.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

3.2     Article I, Section 7 of the Amended By-Laws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
METTLER-TOLEDO INTERNATIONAL INC.
Dated: February 9, 2007	By:	/s/ William P. Donnelly
William P. Donnelly
Chief Financial Officer

Exhibit Index

Exhibit No.     Description

3.2        Article I, Section 7 of the Amended By-Laws of the Company.